                                                                     EXHIBIT 2.3

                            FORM OF PLAN OF MERGER

     This PLAN OF MERGER (this "Plan of Merger") is made and entered into as of
                                --------------
____________, 1998 by and among Infoseek Corporation, a California corporation ("Parent"), Steelhead Acquisition Corp., an Oregon corporation and a wholly-
  ------
owned subsidiary of Parent ("Sub"), and Quando, Inc., a Oregon corporation (the
                             ---
"Company").  Sub and the Company are sometimes referred to herein as the
 -------
"Constituent Corporations."
-------------------------

                                  WITNESSETH

     WHEREAS, Parent, Sub and the Company are parties to that certain Agreement and Plan of Reorganization of even date herewith (the "Reorganization
                                                       --------------
Agreement") by and among Parent, Sub, the Company, David Billstrom, William
---------
Neuhauser, U.S. Bank Trust, N.A., as Escrow Agent and, with respect to Article VII thereof only, Stanton R. Koch, as Shareholder Representative, under which Parent has agreed to acquire the Company pursuant to the merger of Sub with and into the Company (the "Merger") all on the terms and conditions set forth
                       ------
therein and herein.

     WHEREAS, the terms and conditions of the Reorganization Agreement provide that the parties thereto shall effect the Merger by entering into this Plan of Merger and filing the same with the Secretary of State of the State of Oregon.

     WHEREAS, the respective board of directors and shareholders of each of the Constituent Corporations have adopted resolutions approving the terms and conditions set forth in this Plan of Merger and in the Reorganization Agreement, the performance of the terms and conditions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby.

     NOW THEREFORE, in consideration of the foregoing premises and the premises set forth in the Reorganization Agreement, the mutual covenants and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger.
          ----------

          (a)  The Merger.  At the Effective Time (as defined in Section 1.1(b)
               ----------                                        --------------
hereof) and subject to and upon the terms and conditions of this Plan of Merger and the applicable provisions of the Oregon Business Corporation Act ("Oregon
                                                                       ------
Law"), Sub shall be merged with and into the Company, the separate corporate
---
existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
 ---------------------

          (b)  Effective Time of the Merger.  Unless this Plan of Merger is
               ----------------------------
earlier terminated pursuant to the terms of Article IV hereof, the Merger shall
                                            ----------
be effected by the filing of Articles of Merger, in the form attached hereto as Exhibit A (the "Articles of Merger"), with the Secretary of State of the State
---------       ------------------
of Oregon in accordance with the applicable provisions of Oregon Law. The Merger shall become effective at the time the Articles of Merger are filed with the Secretary of State of the State of Oregon, which time shall be contemporaneous with the closing of the transactions contemplated by the Reorganization Agreement (the "Closing," as defined in the Reorganization
                               -------
Agreement). The time and date of acceptance by the Secretary of State of the State of Oregon of such filing shall be referred to herein as the "Effective
                                                                   ---------
Time."
----

          (c)  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in the applicable provisions of Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE II
                       CONVERSION AND ISSUANCE OF SHARES

     2.1  Conversion of Shares.
          --------------------

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or any shareholders of the Constituent Corporations:

               (i)   Sub Common Stock. Each share of common stock, no par value
                     ----------------
per share, of Sub ("Sub Common Stock") issued and outstanding immediately prior
                    ----------------
to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (ii)  Company Treasury Stock.  Each share of Common Stock of the
                     ----------------------
Company ("Company Common Stock") issued and outstanding immediately prior to the
          --------------------
Effective Time that is owned directly or indirectly by the Company shall be canceled and no stock of Parent or other consideration shall be delivered in exchange therefor.

               (iii) Company Common Stock.  Each share of Company Common Stock
                     --------------------
issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by shareholders of the Company exercising their dissenters' rights under Oregon Law) that is not owned directly or indirectly by the Company will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Common Stock in the manner provided for in this Section 2.2 hereof, a fraction of a share of Common Stock, no par value per
     -----------
share, of Parent ("Parent Common Stock") equal to [_______________________].
                   -------------------

               (iv) Company Series A Preferred Stock.  Each share of Series A
                    --------------------------------
Preferred Stock of the Company ("Company Series A Preferred Stock") issued and
                                 --------------------------------
outstanding immediately prior to the Effective Time (other than shares of Company Series A Preferred Stock held by shareholders of the Company exercising their dissenters' rights under Oregon Law) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Series A Preferred Stock in the manner provided for in Section 2.2 hereof, a fraction of a share of Parent Common Stock
                -----------
equal to [________________________].

               (v)  Company Series B Preferred Stock.  Each share of Series B
                    --------------------------------
Preferred Stock of the Company ("Company Series B Preferred Stock") issued and
                                 --------------------------------
outstanding immediately prior to the Effective Time (other than shares of Company Series B Preferred Stock held by shareholders of the Company exercising their dissenters' rights under Oregon Law) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Series B Preferred Stock in the manner provided for in Section 2.2 hereof, a fraction of a share of Parent
                       -----------
Common Stock equal to [______________________].

          (b)  Fractional Shares.  No fractional share of Parent Common Stock
               -----------------
shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up to the nearest whole share of Parent Common Stock.

          (c)  Share Restrictions.  All shares of Parent Common Stock issued in
               ------------------
exchange for shares of Company Capital Stock subject to Company repurchase rights or vesting schedules shall be subject to the same repurchase rights and/or vesting schedules and other terms as applicable to such shares of Company Capital Stock, with Parent succeeding to the rights of the Company thereunder and with a proportionate adjustment to any per share repurchase price applicable to such shares to reflect the applicable Exchange Ratio.

      2.2 Surrender of Certificates; Issuance of Shares.
          ---------------------------------------------

          (a)  Surrender of Sub Common Stock.  At the Closing, each certificate
               -----------------------------
representing shares of Sub Common Stock shall be canceled and, simultaneously with such cancellation, a new certificate shall be issued by Sub representing the number of shares of the Surviving Corporation into which the Sub Common Stock formerly represented by the surrendered certificate shall have been converted in connection with the Merger pursuant to Section 2.1(a) hereof.
                                                    --------------

          (b)  Surrender of Company Capital Stock.
               ----------------------------------

               (i) At the Closing, the Shareholders shall surrender the certificates representing their Company Capital Stock (the "Certificates") to
                                                            ------------
[Boston Equiserve], as Exchange Agent for the Merger (the "Exchange Agent"), for
                                                           --------------
cancellation together with a Shareholder Certificate and a letter of transmittal in such form and having such provisions as Parent may reasonably request. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such Shareholder Certificate and letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall promptly (but in no event more than five (5) business days after the Effective
Time) deliver to the holder of such Certificate in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 2.2(b)(ii) hereof) to which such
                                    -----------------
Shareholder is entitled pursuant to Sections 2.1(a)(iii)-(v) hereof, as
                                    ------------------------
applicable, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the right to receive the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been converted pursuant to Section 2.1 hereof (except as may otherwise be
                           -----------
provided under Oregon Law with respect to Dissenting Shares).

               (ii) As soon as practicable after the Effective Time (but in no event more than five (5) business days after the Effective Time), and subject to and in accordance with the provisions of Article VII of the Reorganization Agreement, Parent shall cause to be distributed to the Escrow Agent designated in the Reorganization Agreement a certificate or certificates representing [__________________________] shares of Parent Common Stock, which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holder on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII of the Reorganization Agreement.

          (c)  No Further Ownership Rights in Company Capital Stock.  All shares
               ----------------------------------------------------
of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
                                                                 ----------

          (d)  Distributions with Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to any holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such

Certificate shall surrender such Certificate in accordance with the terms of
Section 2.2(b) hereof. Subject to applicable law, following surrender of any
--------------
such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) Lost, Stolen or Destroyed Certificates.  In the event any
              --------------------------------------
certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the number of shares of Parent Common Stock, if any, as may be required pursuant to Section 2.1 hereof; provided, however, that Parent
                            -----------
may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          (g) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 2.2, neither the Exchange Agent, the Surviving Corporation nor any other
-----------
party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Dissenting Shares After Payment of Fair Value.  Certificates
              ---------------------------------------------
representing shares held by shareholders of the Company exercising their dissenters' rights under Oregon Law, if any, after payment of fair value in respect thereto have been made in respect thereof pursuant to Oregon Law and the terms of the Reorganization Agreement, shall be canceled.

                                  ARTICLE III
                     ARTICLES OF INCORPORATION AND BYLAWS,
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     3.1  Articles of Incorporation and Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

          (b) At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of Sub and such Bylaws.

     3.2  Directors and Officers.  The directors of Sub immediately prior
          ----------------------
to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the applicable laws of the State of Oregon and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected.
The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

                                  ARTICLE IV
                                  TERMINATION

     4.1  Termination by Mutual Agreement.  Notwithstanding the approval of
          -------------------------------
this Plan of Merger by the shareholders of the Company and Sub, this Plan of Merger may be terminated at any time prior to the Effective Time by mutual agreement of the respective boards of directors of the Company and Sub.

     4.2  Termination of Reorganization Agreement.  Notwithstanding the
          ---------------------------------------
approval of this Plan of Merger by the shareholders of the Company and Sub, this Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated in accordance with the terms as therein provided.

     4.3  Effects of Termination.  In the event of the termination of this
          ----------------------
Plan of Merger, this Plan of Merger shall forthwith become void and there shall be no liability on the part of Parent, Sub or the Company, or any of their respective officers or directors, except to the extent otherwise provided in the Reorganization Agreement.

                                   ARTICLE V
                              GENERAL PROVISIONS

     5.1  Taking of Necessary Action; Further Action.  If, at any time
          ------------------------------------------
after the Effective Time, any further action is necessary or desirable to consummate the Merger, to carry out the purposes of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     5.2  Amendment.  This Plan of Merger may be amended prior to the
          ---------
Effective Time by the parties hereto, by any action taken by their respective boards of directors, at any time before or after approval of the Merger by the shareholders of the Company and Sub but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of the Company or Sub without obtaining such further approval. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of Parent, the Company and Sub.

     5.3  Counterparts.  This Plan of Merger may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.4  Governing Law.  This Plan of Merger shall be governed in all
          -------------
respects, including validity, interpretation and effect by the laws of the State of Oregon without giving effect to conflict of laws principles.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the date first above written.


                                    INFOSEEK CORPORATION


                                    By:_____________________________________
                                    Name:
                                    Title:


                                    STEELHEAD ACQUISITION CORP.


                                    By:_____________________________________
                                    Name:
                                    Title:


                                    QUANDO, INC.


                                    By:_____________________________________
                                    Name:
                                    Title: